Exhibit 10.21

AMENDMENT AGREEMENT

TO ASSET PURCHASE AGREEMENT

This Amendment Agreement to the Asset Purchase Agreement (this “Amendment Agreement”) is entered into as of October 11, 2005, among Wyndham Management Corporation, a Delaware corporation, GH-Galveston, Inc., a Texas corporation, W-Isla, LLC, a Delaware limited liability company, Performance Hospitality Management Company, a Delaware corporation, Wyndham (Bermuda) Management Company Ltd., a company incorporated in the islands of Bermuda, WHC Franchise Corporation, a Delaware corporation, Wyndham International Inc., a Delaware corporation, Wyndham Hotels & Resorts (Aruba) N.V., a company organized under the laws of Aruba, Wyndham IP Corporation, a Delaware corporation, Wyndham 58th Street, L.L.C., a Delaware limited liability company, Wyndham International Operating Partnership, L.P., a Delaware limited partnership, and Grand Bay Management Company, a Florida corporation, and Cendant Corporation, a Delaware corporation.

W I T N E S S E T H :

WHEREAS, the parties hereto entered into that certain Asset Purchase Agreement dated September 13, 2005 (the “Asset Purchase Agreement”; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement); and

WHEREAS, the parties desire to amend the Asset Purchase Agreement as set forth below.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Definitions. Section 1.1 of the Asset Purchase Agreement is hereby amended by adding the following definition in alphabetical order:

“Fixed Adjustment Amount” means $256,390.00.

Section 2. Purchase Price. Section 2.3 of the Asset Purchase Agreement is hereby amended by deleting the phrase “One Hundred Million U.S. Dollars ($100,000,000)” therein and inserting the phrase “One Hundred One Million U.S. Dollars ($101,000,000)” in lieu thereof.

Section	3. Other Payments.

(a) Section 2.4(a) of the Asset Purchase Agreement is amended and restated by deleting the current section in its entirety and replacing it with the following:

“Section 2.4 Payment for Receivables, Payables, Incentive Fees and Other Amounts. (a) On the Closing Date, the Seller Representative shall deliver to the Buyer a statement (the “Estimated Net Payment Statement”) in reasonable detail setting forth the Seller Representative’s good faith estimate (on a preliminary basis) of the difference between, on the one hand (i) the sum of the Receivables Amount, the Fixed Adjustment Amount and the Prepaid Expenses Amount, minus, on the other hand, (ii) the sum of the Payables Amount, the amounts contemplated by Section 2.1(a)(viii) (for the avoidance of doubt, the customer and Franchisee deposits in the possession of Sellers arising out of the Management Agreements or Franchise Agreements include such deposits that consist of reserve funds for workers compensation claims, personal injury claims and property damage claims) and the amounts contemplated by Section 2.1(a)(xii), in each case, as of and including the day immediately preceding the Closing Date (such estimate, the “Estimated Net Payment Amount”). At the Closing, to the extent that the Estimated Net Payment Amount is a positive amount, then the Buyer shall pay such amount to the Seller Representative and, to the extent that the Estimated Net Payment Amount is a negative amount, then the Seller Representative shall pay such amount to the Buyer.”

(b) Section 2.4(b) of the Asset Purchase Agreement is amended and restated by deleting the current section in its entirety and replacing it with the following:

“(b) Within sixty (60) days after the Closing Date, the Buyer will deliver to the Seller Representative a statement (the “Net Payment Statement”) in reasonable detail setting forth the difference between, on the one hand (i) the sum of the Receivables Amount, the Fixed Adjustment Amount and the Prepaid Expenses Amount, minus, on the other hand, (ii) the sum of the Payables Amount, the amounts contemplated by Section 2.1(a)(viii) (for the avoidance of doubt, the customer and Franchisee deposits in the possession of Sellers arising out of the Management Agreements or Franchise Agreements include such deposits that consist of reserve funds for workers compensation claims, personal injury claims and property damage claims) and the amounts contemplated by Section 2.1(a)(xii), in each case, as of and including the day immediately preceding the Closing Date in each case, as of and including the day immediately preceding the Closing Date (the “Net Payment Amount”). The Sellers will assist and cooperate with the Buyer in the preparation of the Net Payment Statement, including by providing the Buyers and its Affiliates with reasonable access to the books and records relating to the Contracts and to any other information reasonably necessary to prepare the Net Payment Statement.”

Section 4. Confidentiality Matters. The first sentence of Section 6.7(a) of the Asset Purchase Agreement is hereby amended by:

(a) adding the following phrase after the word “franchisees” in Section 6.7(a)(ii):

“, service providers”; and

(b) adding the following phrase at the end of the first sentence of such section and before the period of such sentence:

“provided that, for the avoidance of doubt, nothing in this sentence shall restrict the use of a party’s own information or information to which it has rights to use in accordance with the terms of this Agreement”.

Section 5. Employee Matters. Section 6.9(l) of the Asset Purchase Agreement is amended by adding to the end of such section the following:

“Notwithstanding anything set forth in this Section 6.9(l) or this Agreement to the contrary, each Transition Employee who provides services to the Buyer or any of its Affiliates (other than System Hotel Employees or Contract Employees), and each Transferred Employee who provides services to the Sellers or any of their Affiliates (other than System Hotel Employees or Contract Employees), whose employment is terminated without cause by their respective employer upon the termination of the provision of their services to the applicable Person, shall be entitled, in addition to any other severance pay and benefits to which they may be entitled under any other severance plan or arrangement of their respective employer, to a lump sum payment equal to six (6) weeks of their base salary or wages, as applicable (at the rate in effect as of the date of termination) (the “Severance Bonus”), payable promptly after such termination of employment by their respective employer; provided, however, that the Sellers and their Affiliates shall be liable for, and, if the payor of any such Severance Bonus is the Buyer, shall be responsible for prompt reimbursement to the Buyer of, one hundred percent (100%) of any Severance Bonus paid to any such Transition Employee or Transferred Employee. In addition to the foregoing, and notwithstanding anything set forth in this Section 6.9(l) or this Agreement to the contrary, Buyer shall pay each Transferred Employee (other than System Hotel Employees or Contract Employees), a lump sum payment, at such time as annual bonuses would otherwise be paid consistent with past practice, an amount equal to the pro rata portion of the annual bonus that such Transferred Employee would otherwise be entitled to receive in respect of calendar year 2005 (which amount is pro rated based on the number of days in calendar year 2005 occurring through the Closing Date, relative to 365), such that the sum of all pro rated annual bonus amounts payable to all Transferred Employees by Buyer shall be equal to at least $666,220.00.”

Section 6. Purchase Price Allocation. Section 6.14 of the Asset Purchase Agreement is hereby amended and restated by deleting the current section in its entirety and replacing it with the following:

“Section 6.14 Purchase Price Allocation.

(a) Within sixty (60) days after the Closing Date, the Seller Representative shall prepare and deliver to Buyer a proposed IRS Form 8594 (and any required exhibits thereto) allocating the sum of the Purchase Price and the Assumed Liabilities in the manner required by Section 1060 of the Code and the Treasury Regulations thereunder (together, the “Asset Acquisition Statement”). Such Asset Acquisition Statement shall become final for purposes of this Section 6.14 unless Buyer objects in writing to the Asset Acquisition Statement within forty-five (45) days after Buyer’s receipt thereof. If Buyer so objects, Buyer and the Seller

Representative shall in good faith attempt to resolve the dispute within sixty (60) days of written notice to the Seller Representative of Buyer’s objection. Any unresolved disputes shall be promptly submitted for determination to the Neutral Auditor. Buyer and Sellers will each pay one-half of the fees and expenses of the Neutral Auditor. Buyer and Sellers shall cooperate with each other and the Neutral Auditor in connection with the matters contemplated by this Section 6.14, including, by furnishing such information and access to books, records, personnel and properties as may be reasonably requested.

(b) To the extent applicable, the Seller Representative shall promptly prepare and deliver to Buyer from time to time revised copies of the Asset Acquisition Statement so as to report any matters on the Asset Acquisition Statement that need updating consistent with the agreed upon allocation of the Purchase Price specified in the Asset Acquisition Statement. Buyer may object in writing to such revised Asset Acquisition Statement within forty-five (45) days of Buyer’s receipt thereof, which objection shall be resolved in accordance with the procedures described in Section 6.14(a) above.

(c) Each of Buyer and Sellers agree to (i) prepare and timely file all Tax Returns, including IRS Form 8594 (and all supplements thereto), in a manner consistent with the Asset Acquisition Statement as finalized and revised in accordance with Section 6.14(a) and Section 6.14(b) and (ii) act in accordance with the Asset Acquisition Statement for all Tax purposes, in either case, except as otherwise required by Law. In the event that any of the allocations determined pursuant to such statement are disputed by any Governmental Entity, the party receiving notice of such dispute shall promptly notify and consult with the other parties hereto concerning the resolution of such dispute.”

Section 7. Bonaventure and Santa Maria. Section 6.16 of the Asset Purchase Agreement is hereby amended and restated by deleting the current section in its entirety and replacing it with the following:

“Section 6.16 Bonaventure and Santa Maria. (a) No later that 90 days following the Closing Date, the Bonaventure Letter Agreement shall be terminated in accordance with its terms. In connection with such termination, Wyndham Management Corporation shall use commercially reasonable efforts to seek from Bonaventure Associates, Ltd. (i) the release of any and all claims against Wyndham Management Corporation and Buyer and their respective Affiliates and (ii) an agreement not to disparage Wyndham Management Corporation or Buyer or their respective Affiliates or properties (including the Wyndham brand and Wyndham Marks).

(b) Wyndham IP Corporation shall use its reasonable best efforts to cause, within 90 days following the Closing Date, the termination of the Promotional License Agreement, dated as of November 9, 2004, as amended, by and between Santa Maria Joint Venture and Wyndham IP Corporation; and in connection with such efforts to terminate, Wyndham IP Corporation agrees to avail itself of any of its rights under said Promotional License Agreement applicable to the termination thereof to the extent it may act in good faith in accordance with the terms of such agreement.”

Section 8. Insurance. Section 6.17 of the Asset Purchase Agreement is hereby amended by adding the following Section 6.17(e) and Section 6.17(f) at the end of such section:

“(e) The parties agree to cooperate in order to, within 30 days following the Closing Date, replace letters of credit with respect to insurance, letters of guaranty and similar instruments of Sellers and their Affiliates with respect to claims relating to the Assets assumed by Buyer hereunder with one or more letters of credit, letters of guaranty or similar instruments posted by Buyer or its Affiliates, in such amount and scope as requested by the applicable insurance carrier in connection with such replacement.

(f) The parties agree to cooperate in order to, within 30 days following the Closing Date, with respect to all surety bonds and similar instruments of Sellers and their Affiliates relating to the Assets assumed by Buyer hereunder, replace such surety bonds and similar instruments with one or more surety bonds or similar instruments posted by Buyer or its Affiliates, or substitute Buyer or its Affiliates for Sellers and their Affiliates as obligors under all such surety bonds and similar instruments, in each case in such amount and scope as requested by the applicable beneficiaries of such surety bond.”

Section 9. Schedules.

(a) Schedule 1D to the Asset Purchase Agreement is hereby amended and restated by deleting the current schedule in its entirety and replacing it with the Schedule 1D attached hereto.

(b) Schedule 2.1(a)(iii) to the Asset Purchase Agreement is hereby amended and restated by deleting the current schedule in its entirety and replacing it with the Schedule 2.1(a)(iii) attached hereto.

(c) Schedule 2.1(b)(xiii) to the Asset Purchase Agreement is hereby is hereby amended and restated by deleting the current schedule in its entirety and replacing it with the Schedule 2.1(b)(xiii) attached hereto.

Section 10. Ratification and Confirmation.

The Asset Purchase Agreement, as hereby amended and supplemented, is hereby ratified and confirmed in all respects. Any reference in any other document to the Asset Purchase Agreement shall be deemed to refer to the Asset Purchase Agreement, as modified by this Agreement. The execution, delivery and effectiveness of this Amendment Agreement shall not constitute a modification, acceptance or waiver of any provision of the Asset Purchase Agreement other than as expressly provided herein.

Section	11. Counterparts.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SELLERS:

WYNDHAM MANAGEMENT CORPORATION

By:
Name:
Title:

GH-GALVESTON, INC.

By:
Name:
Title:

W-ISLA, LLC

By:
Name:
Title:

PERFORMANCE HOSPITALITY MANAGEMENT COMPANY

By:
Name:
Title:

WYNDHAM (BERMUDA) MANAGEMENT COMPANY, LTD.

By:
Name:
Title:

WYNDHAM HOTELS & RESORTS (ARUBA) N.V.

By:
Name:
Title:

WHC FRANCHISE CORPORATION

By:
Name:
Title:

WYNDHAM INTERNATIONAL INC.

By:
Name:
Title:

WYNDHAM IP CORPORATION

By:
Name:
Title:

WYNDHAM 58TH STREET, L.L.C.

By:
Name:
Title:

GRAND BAY MANAGEMENT COMPANY

By:
Name:
Title:

WYNDHAM INTERNATIONAL OPERATING PARTNERSHIP, L.P.

BY: WYNDHAM INTERNATIONAL INC., its General Partner

By:
Name:
Title:

BUYER:

CENDANT CORPORATION

By:
Name:
Title: